Exhibit 99.4

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V33306-TBD Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Approval of the Agreement and Plan of Merger, dated as of January 10, 2024, by and among Southwestern Energy Company ("Southwestern") and Chesapeake Energy Corporation ("Chesapeake") and Hulk Merger Sub, Inc. and Hulk LLC Sub, LLC, each a newly formed, wholly owned subsidiary of Chesapeake, a copy of which is attached as Annex A to the joint proxy statement/prospectus (the "Merger Proposal"). 2. Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to Southwestern’s named executive officers that is based on or otherwise related to the Merger. 3. Approval of the adjournment of the Southwestern Special Meeting, if necessary or appropriate, to solicit additional votes from shareholders if there are not sufficient votes to adopt the Merger Proposal. SOUTHWESTERN ENERGY COMPANY The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. SOUTHWESTERN ENERGY COMPANY ATTN: MELISSA D. MCCARTY 10000 ENERGY DRIVE SPRING, TX 77389 ! ! ! ! ! ! ! ! ! For Against Abstain VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date for shares held directly or in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date for shares held directly or in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com. V33307-TBD SOUTHWESTERN ENERGY COMPANY SPECIAL MEETING OF SHAREHOLDERS 10000 ENERGY DRIVE SPRING, TEXAS 77389 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) William J. Way and Christopher W. Lacy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SOUTHWESTERN ENERGY COMPANY that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [TBD], CDT on [TBD], 2024, at [TBD], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR Proposals 1, 2 and 3. Continued and to be signed on reverse side